UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: September 27, 2006

NALCO HOLDINGS LLC

Delaware                      333-115560-15   73-1683500
(State of Incorporation) (Commission File Number) (IRS Employer Identification Number)

1601 W. Diehl Rd., Naperville, IL 60563

630-305-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On September 27, 2006, Nalco Holding Company, parent of Nalco Holdings LLC, issued a press release announcing a price increase for its Paper Services division. A copy is attached as Exhibit 99.1

Item 9.01(c) Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

99.1	Press release dated September 27, 2006, announcing a price increase for paper industry customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

NALCO HOLDINGS LLC

/s/ Stephen N. Landsman
Secretary

Date: September 27, 2006